As filed with the Securities and Exchange Commission on March 15, 2002

Registration No. 333-38131

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post Effective Amendment No. 1 to
FORM S-8

Registration Statement
under
The Securities Act of 1933

SEARS, ROEBUCK AND CO.
(Exact name of registrant as specified in its charter)
New York (State of jurisdiction of incorporation or organization)	36-1750680 I.R.S. employer identification no.)

3333 Beverly Road
Hoffman Estates, Illinois 60179
(Address of principal executive offices, including zip code)

ASSOCIATE STOCK OWNERSHIP PLAN
(Full title of the plan)

Anastasia D. Kelly
Senior Vice President and General Counsel

Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, Illinois 60179
(Name and address of agent for service)

(847) 286-2500
(Telephone number, including area code, of agent for service)

PURPOSE OF AMENDMENT

The purpose of this amendment is to deregister plan interests that were initially registered on this Form S-8 as none are being issued in connection with this employee benefit plan. The Company has determined that this plan does not include interests to be sold pursuant to the employee benefit plan described herein other than stock in Sears, Roebuck and Co.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hoffman Estates, State of Illinois, on March 15, 2002.

SEARS, ROEBUCK AND CO.

By:	/s/ Thomas Bergmann_______________ Thomas Bergmann* Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of March, 2002.
Signature	Title
/s/ Alan J. Lacy*	Director, Chairman of the Board of Directors, President, and Chief Executive Officer (Principal Executive Officer)
/s/ Paul J. Liska*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Thomas Bergmann*	Vice President and Controller (Principal Accounting Officer)
/s/ Hall Adams, Jr.*	Director
/s/ Brenda C. Barnes*	Director
/s/ Warren L. Batts*	Director
/s/ James R. Cantalupo*	Director
/s/ Donald J. Carty*	Director
/s/ W. James Farrell*	Director
/s/ Michael A. Miles*	Director
/s/ Hugh B. Price*	Director
/s/ Dorothy A. Terrell*	Director
/s/ Raul Yzaguirre*	Director

*By:	/s/Thomas Bergmann Thomas Bergmann Individually and as Attorney-in-fact

EXHIBIT INDEX

Exhibit Number

24	Power of Attorney of certain officers and directors.*

*Filed herewith